SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNION CARBIDE CORPORATION
               (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

Union Carbide
News Release



CONTACT:     Sean S. Clancy  or  Tomm F. Sprick
             (203) 794-6976      (203) 794-6992

      UNION CARBIDE MAILS PROXY STATEMENT TO ITS STOCKHOLDERS

     DANBURY, Conn., Oct. 7 -- Union Carbide Corporation today began mailing its proxy statement and notice of special meeting of stockholders for the purpose of adopting the Agreement and Plan of Merger between Union Carbide and The Dow Chemical Company dated Aug. 3, 1999. The company previously announced that stockholders of record on Oct. 4, 1999, are entitled to notice of and to vote at the meeting scheduled for Dec. 1, 1999.

     "We believe this opportunity for Union Carbide to join forces with Dow will create what we expect will be the world's premier diversified chemical company," said Dr. William H. Joyce, chairman and CEO of Union Carbide. "I encourage our stockholders to participate in this achievement by casting their vote in favor of the merger."

     Adoption of the merger requires an affirmative vote by stockholders holding two-thirds of the outstanding shares of Union Carbide's common stock.

     Once stockholders receive the mailing, they can sign and mail the proxy card or grant their proxy by fax, telephone or the Internet. The proxy statement is available on Union Carbide's web site (www.unioncarbide.com).

     The Dec. 1, 1999, special meeting of stockholders is scheduled for 10 a.m. (EST), at the John C. Creasy Health Education Center, 24 Hospital Ave., Danbury, Conn.


                                   - END -

1999
P3-01-016